UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 20, 2005

INTEGRA BANK CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	0-13585	35-1632155

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 S.E. Third Street
P.O. Box 868
Evansville, Indiana 47705-0868

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(812) 464-9677

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure

     On April 20, 2005, Integra Bank Corporation (the “Corporation”) intends to present financial and other information to the Corporation’s shareholders at the 2005 annual meeting of shareholders. The slides for the presentation are attached as Exhibit 99(a) and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

     The slide presentation furnished herewith uses the non-GAAP financial measure of net operating income, which represents net income, less securities gains/losses and gain on sale of merchant program, net of tax and debt extinguishment expense, net of tax. The specific items that are excluded from, and result in, this non-GAAP financial measure are identified as such in the slide presentation. The Corporation believes that this non-GAAP financial measure presented with these adjustments best reflects the Corporation’s ongoing performance and business operations during the periods presented and is useful to investors for comparative purposes.

     The presentation of these non-GAAP financial measures is intended to supplement investors’ understanding of the Corporation’s core business activities, unaffected by the fluctuations caused by the above mentioned items, and are useful to investors for comparative purposes. There are no additional purposes for which management uses these non-GAAP financial measures.

     The information in this Current Report on Form 8-K, including the attached exhibit, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Corporation

ITEM 9.01 Financial Statements and Exhibits

(c)	Exhibits

99(a) Slides for Presentation at Annual Meeting of Shareholders, April 20, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2005

INTEGRA BANK CORPORATION
By:	/s/ Michael T. Vea
Chairman, President and
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99(a)	Slides for Presentation at Annual Meeting of Shareholders, April 20, 2005.